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                                                                       Exhibit 5


                  [LETTERHEAD OF KUTAK ROCK, LLP APPEARS HERE]

                                 August 10, 2000


Board of Directors
Newtek Capital, Inc.
845 Third Avenue, 8th Floor
New York, New York 10022

         Re:      Registration Statement on Form S-4

Gentlemen:

         You have requested our opinion as special counsel to Newtek Capital, Inc. (the "Company") in connection with securities to be offered pursuant to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the registration of:

          (i) 18,514,285 shares of common stock of the Company, par value $.02 per share (the "Common Stock"), to be issued to stockholders of BJB Holdings, Inc. ("BJB") upon consummation of the merger of Whitestone Acquisition Corp. with and into BJB; and

          (ii) 2,699,576 shares of Common Stock to be issued to stockholders of REXX Environmental Corporation ("REXX") upon consummation of the merger of REXX Acquisition Corp. with and into REXX.

         In rendering this opinion, we understand that the Common Stock will be issued in the manner described in the Proxy Statement/Prospectus, which is a part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of Common Stock, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Proxy Statement/Prospectus under the heading "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Kutak Rock, LLP